UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 9, 2025

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2025, with an effective date of January 1, 2026, our majority owned subsidiary, Exzeo Group, Inc. executed an Executive Employment Agreement with its chief executive officer, Paresh Patel, who is also our chief executive officer. Exzeo’s compensation committee negotiated a continuous agreement to secure the long-term leadership of Mr. Patel as Exzeo’s Chief Executive Officer.

The Employment Agreement provides that Mr. Patel will receive a base salary of $950,000 per year, which may be increased anytime by Exzeo’s board of directors. Mr. Patel will be entitled to such bonuses as may be determined by resolution of Exzeo’s board of directors or the compensation committee thereof.

If Mr. Patel’s employment is terminated by Exzeo for "Cause," or is terminated by Mr. Patel for "Good Reason" or by Mr. Patel within 180 days following a Change of Control (as defined in Exzeo’s 2025 Omnibus Incentive Plan), then Mr. Patel will be entitled to severance compensation equal to 12 months of his base salary payable over a period of 12 months in exchange for a full release of claims against Exzeo.

The Employment Agreement includes customary restrictive covenants, including confidentiality and non-solicitation covenants and a two-year post-employment non-compete restriction in the U.S.

The foregoing does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Compensatory Arrangements of Certain Officers.

On December 19, 2025, Exzeo also awarded a cash bonus of $3,750,000 to Mr. Patel. This bonus will be paid before December 31, 2025.

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, Mr. Patel entered into a written trading plan, designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Exzeo Group, Inc.’s insider trading policy to acquire up to 100,000 shares or $2 million of Exzeo’s common stock, whichever occurs first. Under the plan, the shares will be acquired in a series of transactions if the market price per share is below certain maximum price thresholds specified in the plan. The plan is scheduled to terminate on December 18, 2026 (or sooner under certain circumstances, including a purchase of all 100,000 shares or $2 million of stock, whichever occurs first, under the plan). The transactions executed in accordance with the plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission. Exzeo does not undertake any obligation to report any modifications or terminations of the 10b5-1 Plan, except to the extent required by law.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1^	Employment Agreement, dated December 9, 2025, by and between Exzeo Group, Inc. and Paresh S. Patel.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

^ Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCI GROUP, INC.

Date: December 23, 2025	By:	/s/ Andrew L. Graham
Andrew L. Graham Secretary and General Counsel